RYDER SCOTT COMPANY
PETROLEUM CONSULTANTS

FAX (303) 623-4258

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE (303) 623-9147

Exhibit 23.1

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the reference to our firm, in the context in which it appears, in the notes to the Rancher Energy Corp. audited financial statements included in the Annual Report on Form 10-K of Rancher Energy Corp. for the fiscal year ended March 31, 2007.

Ryder Scott Company, L.P.

Ryder Scott Company, L.P.

Denver, Colorado
June 29, 2007

258406.01

1100 LOUISIANA, SUITE 3800 HOUSTON, TEXAS 77002-5218 TEL (713) 651-9191 FAX (713) 651-0849
1100, 530-8TH STREET, S.W. CALGARY, ALBERTA T2P 2W2 TEL (403) 262-2799 FAX (403) 262-2790